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                                                                   EXHIBIT 10.6


                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "AGREEMENT"), is made as of October 24, 2001 by and between NewsMax Media, Inc., with its principal executive office at Suite 270, Brandywine Centre II, 560 Village Boulevard, West Palm Beach, Florida 33409, (the "COMPANY") and Bruce Robert Lonic, Jr., an individual residing at 11120 Nantucket Bay Court, Wellington, FL 33414 (the "EXECUTIVE").

         WHEREAS, the Executive has been offered the position of Controller, with the corporate titles of Secretary and Treasurer, and will begin to serve in such capacities on the Effective Date, and

         WHEREAS, the Company wishes to assure itself of the services of the Executive for the period provided for herein and the Executive is willing to serve in the employ of the Company for said period upon terms and conditions hereinafter provided; and

         WHEREAS, the Company's Board of Directors has determined that the best interests of the Company and its shareholders would be served by providing for the terms and conditions of the Executive's employment as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

SECTION 1. GENERAL DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

         "EFFECTIVE DATE" shall mean November 1, 2001.

         "IPO COMPLETION" shall mean that date when the Company receives the proceeds from an initial public offering of the common shares of the Company and becomes an effective publicly trading company.

         "PERSON" means any individual, sole proprietorship, general or limited partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, limited liability company or government body.

SECTION 2. EMPLOYMENT AND TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement and subject to the approval of the Company's Board of Directors. Subject to the terms and conditions contained herein, the initial term of this Agreement shall be for a two (2) year period commencing on the date on which the Executive begins his employment with the Company (which shall be the Effective Date) and terminating on the second (2nd) anniversary of the Effective Date.


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Thereafter, the Company shall have the option, in its sole discretion, to renew this Agreement on its then current terms and conditions for a subsequent one
(1) year term extension upon ninety (90) days' prior notice to the Executive. The initial term hereof and any extension term are referred to herein as the "EMPLOYMENT PERIOD".

SECTION 3. EMPLOYMENT CAPACITIES AND DUTIES. The Executive shall be employed throughout the Employment Period as the Controller, with corporate titles of Secretary and Treasurer of the Company. The Executive shall have the duties and responsibilities normally associated and incumbent with such positions as defined in the Company's By-Laws and shall perform such other tasks as may reasonably be requested by the Chief Executive Officer or the Board of Directors from time to time. If so requested, the Executive shall also serve as Chief Financial Officer without any additional compensation. Subject to the direction and supervision by the Company's Chief Executive Officer and the Company's Chief Financial Officer, the Executive shall supervise and manage the day-to-day financial operations of the Company. Executive hereby represents that he is able to perform all duties and has no reason to believe otherwise.

SECTION 4. EXECUTIVE PERFORMANCE COVENANTS. The Executive accepts the employment described in Section 3 herein and agrees to devote his full working time and efforts (except for authorized absences due to illness and appropriate vacations) to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities.

SECTION 5. SALARY. In compensation for his services hereunder, the Executive shall be paid a salary ("SALARY") for the period commencing on the Effective Date at an annual rate of Ninety Thousand Dollars (US $ 90,000) payable in equal installments in accordance with the Company's payroll policies. Upon IPO Completion or upon the Company raising at least Five Million Dollars ($5,000,000) of additional capital funds, the Executive's Salary shall be increased to an annual rate of One Hundred Ten Thousand Dollars (US $110,000) per year for the duration of the Employment Period. In addition to said Salary, the Executive shall be entitled to a performance bonus during the first fourteen
(14) months of the Employment Period of Fifty Thousand Dollars ($50,000) if the Executive raises or is responsible for raising at least Five Million Dollars of additional capital funds for the Company from (a) private or public investors or
(b) by means of a strategic investment or (c) through a merger and acquisition transaction.

SECTION 6. STOCK OPTIONS. The Company shall grant Incentive Stock Options (the "OPTIONS") to the Executive to purchase up to One Hundred Twenty Thousand (120,000) common shares of the Company's capital stock at an exercise price of $3.75 per share, subject to (i) vesting in accordance with the following schedule, (ii) modification in grant and vesting pursuant to Section 9 of this Agreement; and (iii) issuance of shares in a manner consistent with the terms and conditions of the Company's 1999 Stock Plan. All Options granted to the Executive shall expire on October 30, 2006 and shall vest at the rate of 5,000 Options per month.


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SECTION 7. EMPLOYEE BENEFITS. During the Employment Period, in addition to any and all compensation and benefits required or permitted to be made by the Company to the Executive hereunder, the Executive shall receive the benefits and enjoy the perquisites described below:

         (a) Vacation. The Executive shall be entitled to two (2) weeks paid vacation per annum to be taken at such times for such lengths as are reasonable given the tasks of the Executive and obligations of the Company; and

         (b) Benefit Plans. The Executive shall be entitled to participate in the Company's benefit plans, including but not limited to group hospitalization, health, life, disability, travel or accident insurance, restricted or stock purchase plan, stock option plan, retirement income or pension plan, 401(k) plan or other present or future group employee benefit plan or program of the Company for which Executives are or shall become eligible. Nothing contained in this Agreement shall prevent the Board of Directors from amending or otherwise altering any such plan, program or arrangement during the Employment Period; and

         (c) Indemnification. The Executive shall be entitled to indemnification and protection from liability as set forth in
                  Section 11.

SECTION 8. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable and necessary business expenses, including all normal and necessary moving expenses, incurred in providing services to the Company upon the Executive's submission of appropriate documentation evidencing such expenses in accordance with the Company's reimbursement policies as determined from time to time by the Company. If there is a dispute as to the eligibility of an expense for reimbursement in accordance with the Company's reimbursement policies, then such expense shall be determined to be reimbursable if approved by the Chief Executive Officer.

SECTION 9. TERMINATION OF EMPLOYMENT. Any termination of the Executive's employment by the Company or the Executive shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice that shall indicate the provisions in this Agreement relied upon.

         (a) "EMPLOYMENT TERMINATION DATE" shall mean the date on which the Employment Period and the Executive's right and obligation to perform employment services for the Company shall terminate effective upon the first to occur of the following:
                  (1)      The expiration of the Employment Period;
                  (2)      The death of the Executive;


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                  (3)      If the Executive's employment is terminated by the
                           Company for Cause, the date on which a Notice of Termination is given;
                  (4) If the Executive's employment is terminated by the Company other than for Cause or the death of the Executive, the date specified in the Notice of Termination; and
                  (5) If the Executive's employment is terminated by voluntary action of the Executive, the date specified in the Notice of Termination.

         (b) Termination Upon Executive's Death. In the event of the Executive's death, the Company shall pay to the Executive's estate any unpaid amount of Salary, benefits and un-reimbursed expenses through the date of death.

         (c) Termination for Cause. The Company may terminate the Executive's employment hereunder and the Employment Period for Cause. For the purposes of this Agreement, "CAUSE" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, excessive absences, breach of fiduciary duty involving personal profit, failure to perform required duties, violation of any law, rule or regulation (other than traffic violations or similar offenses) or the material breach of any provision of this Agreement. If the Executive's employment is terminated for Cause, the Company shall pay the Executive (or his successors) his unpaid Salary, benefits and un-reimbursed expenses through the Employment Termination Date.

         (d) Compensation Upon Termination by Company Other Than for Cause. If the Company shall terminate the Executive's employment after its ninety (90) day probationary period for any reason other than pursuant to Sections 9(b) or 9(c), then the Company shall pay to the Executive his unpaid Salary, benefits and un-reimbursed expenses for the remainder of the Employment Period. Further, the Company shall immediately vest all unvested Options in accordance with the grants provided in
                  Section 6 as would have been paid during the tenure of this Agreement had the Executive not been terminated, and allow the Executive one year from the Employment Termination Date in which to exercise such Options.

         (e) Termination by Executive. In the event that the Executive voluntarily terminates his employment with the Company prior to the expiration of the Employment Period, the Executive shall be entitle only to the payment of the amounts which would be payable to him under Section 9(c) above as if he had been terminated for cause. However, in the event that the Executive terminates his employment with the Company prior to the expiration of the Employment Period for a good cause due to a material adverse change in the condition of his employment, and such adverse change is confirmed by an independent arbitrator to be a reasonable reason to resign, then the Executive shall be entitled to Severance Pay. For the purposes of this Agreement, "SEVERANCE PAY" shall mean Salary equivalent to


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                  one week's salary for each completed month of service, but not to exceed the completion of the Company's Salary obligations during the Employment Period.

SECTION 10. COMPANY PROTECTION PROVISIONS. The following provisions apply for the protection of the Company and shall survive indefinitely beyond the duration of this Agreement:

         (a) Non-Competition. During the Restricted Period (as hereinafter defined), the Executive shall not directly or indirectly compete with the Company by owning, managing, controlling or participating in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with any Competitive Business in any location in which the Company is doing business as of the Employment Termination Date. As used herein, the term "RESTRICTED PERIOD" means the Employment Period and a period of six months thereafter. As used herein, a "Competitive Business" is any other corporation, limited liability company, partnership, proprietorship, firm, association or other business entity that is engaged in any business from which the Company has derived more than 10% of its revenues during the twelve months preceding the Employment Termination Date or in which the Company has invested 10% or more of its total assets as of the time in question.

         (b) Non-Interference. During the Restricted Period, the Executive shall not induce or solicit any employee of the Company or any person doing business with the Company to terminate his or her employment or business relationship with the Company or otherwise interfere with any such relationship.

         (c) Confidentiality. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("CONFIDENTIAL
                  INFORMATION"), including without limitation any lists of customers or subscribers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company to which the Executive has access by reason of his employment relationship with the Company. The Executive agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, experiment logs or papers, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be the property of the


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                  Company. Upon termination of the Employment Period, the
                  Executive shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive such termination of Employment Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the trade. The obligations of the Executive under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality that the Executive may have to the Company under general legal or equitable principles.

         (d) Remedies. It is expressly agreed by the Executive and the Company that these provisions are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area or time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event of any breach of these provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly, the Executive consents to injunctive and other appropriate equitable relief without the posting of any type of bond or surety upon the initiation of proceedings therefore by the Company in order to protect the Company's rights. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

SECTION 11. INDEMNIFICATION. As an officer of the Company, the Executive shall be indemnified by the Company in accordance with the indemnification provisions of the Company's Bylaws, and otherwise to the extent to which officers of a corporation registered under the laws of Florida may be indemnified pursuant to
Section 607.0850 of the Florida statutes and to the extent to which officers of a corporation organized under the laws of Nevada may be indemnified pursuant to Nevada statutes.

SECTION 12. SUCCESSORS AND ASSIGNS. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in this Section 12. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of


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a security interest or otherwise, and in the event of any attempted assignment or transfer in contravention of this Section 12, the Company shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

SECTION 13. NOTICES. All notices and other communications that are required or may be given under this Agreement shall be in writing and shall be delivered personally or by express mail or by certified mail addressed to the party concerned at the addresses noted below, or as notified in writing, if changed. All notices shall be effective upon receipt.

If to the Company:         NewsMax Media, Inc.
                           Suite 270 Brandywine Centre II
                           560 Village Boulevard
                           West Palm Beach, FL  33409

If to the Executive:       Bruce Robert Lonic, Jr.
                           11120 Nantucket Bay Court
                           Wellington, FL  33414

SECTION 14. WAIVER; REMEDIES CUMULATIVE. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided in this Agreement are in addition to all other remedies provided under this Agreement or applicable law.

SECTION 15. GOVERNING LAW; SEVERABILITY. This Agreement is made and is expected to be performed in Palm Beach County, Florida, and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the laws of the State of Florida. It is the intention of the Company and the Executive to fully comply with all laws and matters of public policy relating to employment agreements and restrictive covenants, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If any one or more covenants, agreements, terms or provisions of this Agreement or any portion or portions thereof shall be held invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms or provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms or provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms or provisions hereof.


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SECTION 16. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding must be brought in Palm Beach County, Florida; (b) consents to the jurisdiction of such court in any suit, action or proceeding;
(c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of Florida. Notwithstanding the above, the parties hereto agree that any controversy, claim or dispute arising out of the terms of this Agreement, or the breach thereof, shall be settled by arbitration in Palm Beach County under the rules of the American Arbitration Association.

SECTION 17. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and the subsections of this Agreement are not part of the context hereof, are inserted only for convenience in locating such subsections and shall be ignored in construing this Agreement.

                            SIGNATURE PAGE TO FOLLOW


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         IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of October 24, 2001.



                                       NEWSMAX MEDIA, INC.



                                       BY:
                                          --------------------------------------
                                       ITS:
                                           -------------------------------------



WITNESS:



-----------------------------



                                       BRUCE ROBERT LONIC, JR.



                                       BY:
                                          --------------------------------------



WITNESS:



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